UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 1, 2015

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 1, 2015, Enbridge Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”), attached as Exhibit 1.1 hereto, with the underwriters named therein with respect to the issuance and sale by the Partnership of $500,000,000 aggregate principal amount of 4.375% Notes due 2020, $500,000,000 aggregate principal amount of 5.875% Notes due 2025 and $600,000,000 aggregate principal amount of 7.375% Notes due 2045 (collectively, the “Notes”).

On October 5, 2015, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, the Partnership filed with the Securities and Exchange Commission (the “SEC”) a Prospectus Supplement to its shelf registration statement on Form S-3, filed with the SEC on February 25, 2015 (Registration No. 333-202292), relating to the offering of the Notes. Exhibits 1.1, 5.1 and 23.1 to this Current Report on Form 8-K relating to the offering of the Notes are hereby incorporated into such Registration Statement by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this Item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.
(Registrant)

	By:	Enbridge Energy Management, L.L.C.,
as delegate of Enbridge Energy Company, Inc.,
its General Partner

Date: October 5, 2015	By:	/s/ Valorie Wanner
Valorie Wanner
Assistant Corporate Secretary
(Duly Authorized Officer)

Index of Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated as of October 1, 2015 between the Partnership and the underwriters named therein.

5.1	Opinion of Baker & Hostetler LLP

23.1	Consent of Baker & Hostetler LLP (the consent of Baker & Hostetler LLP to the use of its opinion filed as Exhibit 5.1 hereto and the reference to that firm in the Registration Statement is contained in such opinion).